Exhibit 3.2


_______________________________________________________________________________

                               Corporations Act

                         A Company Limited by Shares

                                 CONSTITUTION

                                      Of

            NATIONAL GLOBAL MBS MANAGER PTY LTD (ACN 102 668 226)


_______________________________________________________________________________

1    PRELIMINARY

1.1  Definitions

     In this Constitution unless the contrary intention appears:

     "Alternate Director" means a person appointed as Alternate Director under article 16;

     "Article" means an Article of this Constitution;

     "Auditor" means the auditor for the time being of the Company;

     "Chairman" means the Chairman of the Board of Directors of the Company and "Deputy Chairman" means the Deputy Chairman of the Board;

     "Charge" includes a mortgage;

     "Committee" and "Committee of Directors" means any Director or Directors acting as a committee of Directors;

     "Company" means National Global MBS Manager Pty Ltd (ACN 102 668 226);

     "Constitution" means this Constitution as altered or added to from time to time and a reference to an Article of this Constitution is a reference to that Article as altered or added to from time to time;

     "Director" means a Director of the Company, and where appropriate includes an Alternate Director;

     "Directors" means all or some of the Directors acting as a Board;

     "Effective Date" means the date of this Constitution.

     "Executive Director" means a person appointed as Executive Director under article 15;

     "Managing Director" means a person appointed as Managing Director under article 15, and where appropriate includes an Assistant Managing Director or an Acting Managing Director;

_______________________________________________________________________________
     "Member" means a person for the time being entered in the Register as a member of the Company;

     "Paid", in relation to Shares and capital, includes credited as paid;

     "Parent Company" means National Australia Bank Limited (ABN 12 004 044
     937);.;

     "Register" means the register of Members kept in accordance with the Corporations Act, and where appropriate includes a branch register;

     "Registered Office" means the registered office for the time being of the Company;

     "Related Body Corporate" and "Subsidiary" have the same meanings as in the Corporations Act;

     "Representative" means a representative appointed by a Member in accordance with section 250D of the Corporations Act;

     "Seal" includes the common seal of the Company and any official seal of the Company;

     "Secretary" means a person appointed as a secretary of the Company, and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company;

     "Share" means share in the capital of the Company.

     Interpretation

1.2  In this Constitution unless the contrary intention appears:

     (a) the word person includes a firm, a body corporate, an unincorporated association or an authority;

     (b)  the singular includes the plural and vice versa;

     (c) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

     (d) a reference to writing includes typewriting, printing, telegram, facsimile and other modes of representing or reproducing words in a visible form; and

     (e) a reference to a section is a reference to a section of the Corporations Act; and

     (f) a reference to the Corporations Act or to a provision of the Corporations Act, means the Corporations Act 2001 (Cwlth) ("Corporations Act") or that provision as amended from time to time, or any statute, code or provision enacted in its place, whether by Victoria or the Commonwealth of Australia, and includes regulations and other instruments under it.

1.3 Headings are inserted for convenience and are not to affect the interpretation of this Constitution.

_______________________________________________________________________________
1.4 Powers conferred on the Parent Company, the Company, the Directors, a Committee of Directors, a Director or a Member may be exercised at any time and from time to time.

1.5 The provisions of the Corporations Act that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

     Notice from Parent Company

1.6 The Parent Company may exercise a power or give its consent or a direction for a purpose under this Constitution by resolution of its Directors or by notice in writing:

     (a)  under its common seal; or

     (b)  signed by:

          (i)  the chairman of directors of the Parent Company; or

          (ii) a managing director of the Parent Company or

          (iii) a company secretary of the Parent Company; or

          (iv) any other person authorised in that behalf either generally or in a particular case by notice in writing in accordance with paragraph (a) or subparagraph (b)(i), (ii) or (iii) of article 1.6, delivered to or sent by facsimile addressed to the Company at its Registered Office and marked for the attention of the Chairman or the Secretary or handed to the Chairman of a general meeting or a meeting of the Directors.

     This Article does not limit the right of the Parent Company to authorise a person to be its representative under the Corporations Act or the actions which a person so authorised may take.

1.7  A notice under article 1.6 takes effect on and from:

     (a) the time at which it is received at the Registered Office or is handed to the Chairman of the relevant meeting, as the case may be; or

     (b) if a later time is specified in the notice for that purpose, that later time.

1.8 Notwithstanding the provisions of Articles 6, 7 and 8, at any time when the Company has only one Member, the Company may pass a resolution in accordance with section 249B of the Corporations Act.

     Currency

1.9 An amount payable to the holder of a Share, whether by way of or on account of dividend, return of capital, participation in the property of the company on a winding up or otherwise, may be paid, with the agreement of the holder or pursuant to the terms of issue of the Share, in the currency of a country other than Australia and the directors may fix a date up to 30 days before the payment date as the date on which any applicable exchange rate will be determined for that purpose.

_______________________________________________________________________________
2    SHARES

     Issue of Shares and grant of options

2.1 Subject to the Corporations Act, this Constitution, any special rights conferred on the holders of any Shares or class of Shares and the prior consent of the Parent Company:

     (a) all unissued Shares including new Shares created on an increase of capital are under the control of the Directors;

     (b) the Directors may allot or otherwise dispose of them with such preferred, deferred or other rights and subject to such restrictions as to dividends, voting, return of capital, payment of calls or otherwise to such persons, on such terms and at par or at a premium or at a discount as they think fit;

     (c) the Directors may on the issue of Shares differentiate between the holders as to the amount of calls to be paid and the times of payment; and

     (d) the Directors may grant to any person an option over Shares on such terms and during such time and for such consideration as they think fit.

     Preference Shares

2.2 The Company may not issue any preference Shares nor may any issued Shares be converted into preference Shares unless the rights of the holders of the preference Shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting, and priority of payment of capital and dividend in relation to other Shares or other classes of preference Shares are set out in this Constitution.

2.3 Subject to the Corporations Act and the prior consent of the Parent Company, the Company may issue preference Shares which are, or at the option of the Company are to be, liable to be redeemed on such terms and in such manner as the Directors determine before the issue.

     Conversion of Shares

2.4 Each Member agrees that on the Effective Date, their Shares will be converted from United States dollars to Australian dollars in accordance with Article 2.5.

2.5 On the Effective Date, the amount of the share capital of the Company will be determined as the aggregate amount of the Shares (expressed in United States dollars) ("US$ Contributed Capital"). The US$ Contributed Capital will then be converted into Australian dollars at the spot market rate, the converted amount being the "A$ Contributed Capital". The A$ Contributed Capital will then be divided into fully paid Shares equal in number to the existing number of fully paid Shares as at the Effective Date ("Number of Shares"). An amount equal to the A$ Contributed Capital divided by the Number of Shares shall be taken to have been paid in respect of each Share.

     Alteration of capital

2.6  Subject to the Corporations Act, the Company may by special resolution:

_______________________________________________________________________________
     (a) increase the share capital by such sum to be divided into Shares of such amount as the resolution may prescribe;

     (b) consolidate its Shares into Shares of a larger amount than its existing Shares;

     (c) to the extent that the law allows, buy and cancel its own shares or otherwise reduce its share capital in any way.

3    TRANSFER OF SHARES

3.1 A transfer of Shares must not be registered unless there has been lodged with the Company a proper instrument of transfer duly stamped if necessary, executed by the transferor and by the transferee.

3.2 The transferor remains the holder of the Shares and the Member in respect of them until the name of the transferee is entered in the Register.

     Instruments of transfer

3.3 Subject to any applicable law an instrument of transfer must be in a usual or common form or in any other form acceptable to the Directors and must be delivered to the Company for registration accompanied by the certificate for the Shares to be transferred.

     Restrictions on transfer

3.4 The Directors may not register a transfer of Shares except with the prior consent of the Parent Company and shall register a transfer of Shares if required to do so in writing by the Parent Company.

4    AMENDMENT OF CONSTITUTION

4.1 The Company in general meeting may alter the provisions of this Constitution in accordance with the Corporations Act.

5    BORROWING POWERS

5.1 The Directors may exercise all the Company's powers to borrow and raise money and secure any debts, liabilities, contracts or obligations incurred or undertaken by the Company in such manner and on such terms as they think fit and in particular may accept deposits, issue perpetual or redeemable debentures and give a Charge or other security over the whole or any part of the Company's undertaking and property (present and future) including its uncalled and called but unpaid capital for the time being.

5.2 Debentures and other securities may be made assignable free from any equities between the Company and the holder for the time being and may be issued at a discount, premium or otherwise and with any special rights as to redemption, surrender, drawings, allotment of Shares, attending and voting at general meetings of the Company, appointment of Directors or otherwise.

_______________________________________________________________________________
6    GENERAL MEETINGS

6.1 The Directors may convene a general meeting whenever they think fit and shall do so whenever requested by the Parent Company.

     Notice of general meeting

6.2 Subject to the provisions of the Corporations Act as to short notice, not less than 21 days' notice of a general meeting must be given in writing to each Member.

6.3 A notice convening a meeting of the Company or of any class of Members must specify such matters as are required by the Corporations Act.

     Auditor's and Directors' rights to attend general meetings

6.4 The Auditor or an agent authorised by the Auditor in writing for the purpose is entitled to attend any general meeting, to receive all notices of and other communications relating to any general meeting which a Member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns the Auditor in that capacity, and is entitled to be heard notwithstanding that the Auditor retires at that meeting or a resolution to remove the Auditor from office is passed at that meeting.

6.5 A Director is entitled to attend any general meeting and any separate meeting of the holders of any class of Shares, to receive all notices of and other communications relating to any such meeting which a Member or the holder of any class of Shares is entitled to receive and to be heard at any such meeting on any part of the business of the meeting.

     Cancellation or postponement of general meeting

6.6 Where a general meeting (including an annual general meeting but excluding a meeting convened on a requisition or by requisitionists in accordance with the Corporations Act) is convened by the Directors, they may, whenever they think fit cancel the meeting or postpone the holding of the meeting to a date and time determined by them.

6.7 Written notice of postponement of a general meeting must be given to all persons entitled to receive notices of general meetings from the Company at least three days before the date for which the meeting is convened and must specify the reason for postponement.

7    PROCEEDINGS AT GENERAL MEETINGS

     Business of annual general meeting

7.1 The annual general meetings of the Company are to be held in accordance with the Corporations Act.

     Special business

7.2 All business other than that referred to in article 7.1 which is transacted at an annual general meeting and all business transacted at any other general meeting is special business.

_______________________________________________________________________________
     Quorum

7.3 Subject to article 7.6, one Member present in person or by proxy or Representative is a quorum at a general meeting.

7.4 An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it, but if a quorum is present at the beginning of a meeting it is to be deemed present throughout the meeting unless the Chairman of the meeting of the Chairman's own motion or at the instance of a Member, proxy or Representative who is present otherwise declares.

7.5 If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

7.6 At any such adjourned meeting one person being a Member, proxy, attorney or Representative present at the meeting is a quorum and, if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

     Chairman

7.7 The Chairman is entitled to preside at general meetings, but if the Chairman is not present and able and willing to act within 15 minutes after the time appointed for a meeting or has signified an intention not to be present and able and willing to act, the following may preside (in order of entitlement): the Deputy Chairman, a Director chosen by a majority of the Directors present, the only Director present, a Member, proxy or Representative chosen by a majority of the Members, proxies and Representatives present.

7.8 If there is an equality of votes the Chairman of the meeting has both on a show of hands and at a poll, a casting vote in addition to any votes to which the Chairman is entitled as a Member or proxy or Representative of a Member. The Chairman has a discretion both as to whether or not to use the casting vote and as to the way in which it is used.

     How questions decided

7.9 Every question submitted to a meeting is to be decided by a show of hands, unless before or on the declaration of the result of the show of hands a poll is demanded by the Chairman of the meeting or any Member present in person or by proxy or Representative and having the right to vote at the meeting, and the demand for the poll is not withdrawn.

7.10 Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman of the meeting that the motion has been carried or carried unanimously or without dissent or by a particular majority or lost and an entry to that effect in the minutes of the meeting are conclusive evidence of that and it is not necessary to prove the number or proportion of votes cast in favour of or against the motion.

     Adjournment

7.11 The Chairman of a meeting may with the consent of the meeting adjourn the meeting from time to time and place to place, but the only business that may be transacted at an

_______________________________________________________________________________
     adjourned meeting is the business left unfinished at the meeting from which the adjournment took place and section 249W of the Corporations Act applies.

8    VOTES OF MEMBERS

     Number of votes

8.1  Subject to the rights and any restrictions attached to or affecting any
     Shares:

     (a) on a show of hands, each Member present in person and each other person present as proxy or Representative of a Member has one vote; and

     (b) on a poll, each Member present in person has one vote for each Share held by the Member and each person present as proxy or Representative of a Member has one vote for each Share held by the Member that the person represents.

     Right to appoint proxy

8.2 A Member entitled to attend at a meeting of the Company or of any class of Members is entitled to appoint not more than two other persons (whether Members or not) as proxy or proxies to attend in the Member's place at the meeting and a proxy has the same right as the Member to speak and vote at the meeting, and if a Member appoints two proxies:

     (a) the appointment is of no effect unless each proxy is appointed to represent a specified proportion or number of the Member's voting rights; and

     (b)  neither proxy is entitled to vote on a show of hands.

     Instrument of proxy

8.3 An instrument appointing a proxy must be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing or if the appointor is a body corporate under its common or official seal or the hand of its attorney so authorised and, if and to the extent that the Directors permit, may be in respect of more than one meeting.

8.4 An instrument appointing a proxy must be in a form acceptable to the Directors generally or in a particular case.

8.5 A resolution in writing signed or approved by letter or facsimile transmission by or on behalf of all the Members or all the holders of a class of Shares (as the case may be) for the time being entitled to vote on the relevant resolution shall be as valid and effectual as if it had been passed at a general meeting of the Company or a separate meeting of such class (as the case may be) duly convened and held and when signed or approved may consist of several documents each signed or approved by one or more of the persons aforesaid and shall be deemed to have been passed at the time the resolution was last signed or approved as aforesaid.

8.6 In the case of a Member which is a corporation the signature of any Director or the secretary of that corporation or, in the case of a Share registered in the name of joint holders, the signature of any one or more of them, shall be deemed to be and shall be accepted as the signature of the Member concerned for all purposes including the

_______________________________________________________________________________
     signature of any form of proxy and the signature of any resolution in writing or other document signed or approved pursuant to article 8.5.

9    DIRECTORS

     Number of Directors

9.1  The number of Directors must not be less than three.

     No share qualification

9.2  A Director does not require a share qualification.

     Appointment

9.3 The Parent Company may by notice to the Company appoint a person as a Director either to fill a casual vacancy or as an additional Director. Subject to Articles 9.6, 9.7 and 12.1 a person appointed a Director under this Article 9.3 or Article 9.5 who is not a full-time employee of the Parent Company or of a subsidiary of the Parent Company holds that office for the term of three years from the date of appointment, but is eligible for reappointment under this Constitution from the expiration of that term.

9.4 Each person holding office as a Director at the date on which this Constitution comes into operation or, if there are no persons so holding office on that date, each person previously nominated in writing by the Parent Company is to be deemed appointed by the Parent Company under article 9.3.

9.5 The Directors may with the approval of the Parent Company appoint a person as a Director to fill a casual vacancy.

     Removal

9.6 The Parent Company may by notice to the Company remove any Director from office.

9.7 A person who has attained the age of 70 years is not eligible to be appointed or elected as a Director.

10   REMUNERATION AND EXPENSES

10.1 A Director is entitled to be paid out of the funds of the Company as remuneration for services as a Director such sum accruing from day to day as the Parent Company determines.

10.2 If a Director, at the request of the Directors or of the Parent Company, performs additional or special duties for the Company, the Company may remunerate that Director by payment of a fixed sum or salary to be determined by the Parent Company and that remuneration may be either in addition to or in substitution for that Director's remuneration under article 10.1.

10.3 A Director is also entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when

_______________________________________________________________________________
     travelling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company.

10.4 Notwithstanding Article 10.1 or 10.2, unless otherwise determined by the Parent Company, no remuneration is to be paid by the Company to a Director who is a Director of the Parent Company.

11   RETIREMENT BENEFIT

11.1 A Director or former Director may with the prior consent of the Parent Company be paid a retirement benefit, as determined by the Directors, in accordance with the Corporations Act.

11.2 A retirement benefit includes any pension, gratuity or other benefit paid in consequence of or in connection with the death of the Director or loss by the Director of, or resignation by the Director from, the office of Director, or the termination of the Director's employment by the Company or any Related Body Corporate of the Company.

11.3 Where a retirement benefit is payable in consequence of the death of a Director the payment may be made to the Director's widow, widower or children or other person or persons who, in the opinion of the Directors, is or are at the time of the Director's death financially dependent on the Director, or to such of them and in such shares as the Directors determine.

11.4 The Company and the Director may enter into a contract for the purpose of providing for or giving effect to the payment of a retirement benefit in accordance with article 11. The Directors may contribute to any fund and pay premiums for the purchase or provision of any such retirement benefit.

12   VACATION OF OFFICE AND CONFLICT OF INTEREST

     Vacation of office

12.1 The office of a Director is automatically vacated:

     (a) in the case of a Director who is not a full-time employee of the Parent Company or of a Subsidiary of the Parent Company, on the expiration of three years from the date of the Director's appointment unless:

          (i) the office of that Director has been vacated beforehand by the operation of Article 12.1(c); or

          (ii) on or before the expiration of that period that Director has been reappointed under Article 9.3 or 9.5;

     (b) in the case of a Director who is a full-time employee of the Parent Company or of a Subsidiary of the Parent Company, on the termination of that full-time employment, unless:

          (i) the office of that Director has been vacated beforehand by the operation of Article 12.1(c); or

_______________________________________________________________________________
          (ii) on or before the termination of that full-time employment, that Director has been reappointed under Article 9.3 or 9.5;

     (c)  if the Director:

          (i) ceases to be a Director by virtue of, or becomes prohibited from being a Director because of an order made under, the Corporations Act;

          (ii) becomes bankrupt or insolvent or makes an arrangement or composition with creditors of the Director's joint or separate estate generally;

          (iii) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

          (iv) resigns office by notice in writing to the Company;

          (v) without the prior written consent of the Parent Company accepts or holds office in a corporation which carries on banking or a related business and is not the Parent Company or a Related Body Corporate of the Parent Company; or

          (vi) is removed from office by the Parent Company in accordance with article 9.6; or

     (d) at the end of the day on which the Director attains the age of 70 years.

     Director's interests

12.2 A Director may not be present during the consideration of, and may not vote in respect of, any contract or other matter in which the Director has an interest, unless all of the other Directors present at the meeting specifically request the Director with that interest to remain.

12.3 No Director is disqualified by the Director's office and the fiduciary relationship established by it from holding any office or place of profit, other than that of Auditor, under the Company (or under any Related Body Corporate). Any Director may, subject to the Corporations
     Act:

     (a) be or become a director of or otherwise hold office or a place of profit in any other company promoted by the Company (or by any Related Body Corporate) or in which the Company (or any Related Body Corporate) may be interested as vendor, shareholder or otherwise;

     (b) contract or make any arrangement with the Company (or with any Related Body Corporate) whether as vendor, purchaser, broker, solicitor or accountant or other professional person or otherwise and any contract or arrangement entered or to be entered into by or on behalf of the Company (or any Related Body Corporate) in which any Director is in any way interested is not avoided for that reason; and

     (c) participate in any association, institution, fund, trust or scheme for past or present employees or Directors of the Company (or of any Related Body Corporate) or

_______________________________________________________________________________
          any of their respective predecessors in business or their dependants or persons connected with them.

12.4 Any Director who:

     (a) holds any office or place of profit under the Company (or under any Related Body Corporate);

     (b)  holds any office or place of profit referred to in Article 12.3(a);

     (c) is involved in a contract or arrangement referred to in Article 12.3(b); or

     (d) participates in an association or otherwise under Article 12.3(c), is not by reason only of any of those facts or any interest resulting from it or the fiduciary relationship established by it liable to account to the Company for any remuneration or other benefits accruing from it.

12.5 A Director or a Director's firm may act in a professional capacity, other than as Auditor, for the Company (or for any Related Body Corporate) and a Director or a Director's firm is entitled to remuneration for professional services as if the relevant Director was not a Director.

12.6 Each Director must disclose that Director's interests to the Company.

12.7 Directors may vote in respect of a contract for insurance of the company or its officers against a liability incurred by officers as officers of the Company (or any Related Body Corporate).

12.8 For the purposes of Article 12.6:

     (a) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

     (b) an interest of which a Director has no knowledge and of which it is unreasonable to expect the Director to have knowledge shall not be treated as an interest of the Director.

12.9 An interested Director may attest the affixing of the Seal to a contract or any other document or, as a Director, sign any contract or other document which is executed by the Company as a Deed.

12.10 In Article 12, where the context admits, "contract" includes an arrangement and a proposed contract or arrangement.

13   POWERS OF DIRECTORS

13.1 The management of the business of the Company is vested in the Directors and they may exercise all such powers and do all such things as the Company is by its Constitution or

_______________________________________________________________________________
     otherwise authorised to exercise and do and are not by this Constitution or by statute required to be exercised or done by the Company in general meeting, subject nevertheless to the provisions of the Corporations Act and of this Constitution, but the Directors may not sell or dispose of the Company's main undertaking without the prior written consent of the Parent Company.

13.2 In the exercise of their powers and the discharge of their duties the Directors shall have regard to and are responsible for the implementation by the Company of:

     (a) policies in the areas of accounting, human resources, information technology, treasury operations, risk management and compliance and the functions and operations of credit bureau; and

     (b)  strategic plans and operational plans,

     prescribed by the Parent Company from time to time.

13.3 A person dealing with the Company is not to be concerned to see or enquire as to whether the powers of the Directors have been in any way restricted hereunder or as to whether any requisite consent of the Parent Company has been obtained and no obligation incurred or security given or transaction effected by the Company to or with any third party is invalid or ineffectual unless the third party had at the time express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the Directors.

13.4 A director is authorised to act in the best interests of the Parent Company as contemplated by section 187 of the Corporations Act.

14   PROCEEDINGS OF DIRECTORS

     Meetings

14.1 The Directors may meet for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit.

     Quorum

14.2 Until otherwise determined by the Directors two Directors are a quorum.

14.3 An interested Director is not to be counted in a quorum.

     Effect of vacancy

14.4 The continuing Directors may act notwithstanding a vacancy in their number but, if and so long as their number is reduced below the minimum fixed by article 9.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies in accordance with article 9.5 to the extent necessary to bring their number up to that minimum or of summoning a general meeting.

     Convening meetings

14.5 A Director may, and the Secretary on the request of a Director shall, convene a meeting of the Directors.

_______________________________________________________________________________
14.6 A Director who is not in Australia is not entitled to notice of a meeting of Directors.

     Appointment of proxy

14.7 A Director may attend and vote by proxy at a meeting of the Directors if the proxy is a Director and has been appointed by writing under the hand of the appointor or by telegram, facsimile transmission or other form of visible communication from the appointor. Such an appointment may be general or for any particular meeting or meetings.

     Chairman and Deputy Chairman

14.8 The Directors shall elect a Chairman and may elect a Deputy Chairman and may determine the period during which each is to hold office.

14.9 The Chairman or Deputy Chairman may be removed from that office by a resolution of the Directors of which not less than 14 days' notice has been given to all the Directors for the time being in Australia.

14.10 The Chairman is entitled to preside at meetings of the Directors but, if the Chairman is not present and able and willing to act within 15 minutes after the time appointed for a meeting or has signified an intention not to be present and able and willing to act, the following may preside (in order of entitlement): the Deputy Chairman, a Director chosen by a majority of the Directors present.

     How questions decided

14.11 Questions arising at a meeting of the Directors are to be decided by a majority of votes and in the event of an equality of votes the Chairman of the meeting has a casting vote.

14.12 Whenever exercising a casting vote, the Chairman shall have regard to any policies and plans referred to in article 13.2 as in operation at the time.

     Committees

14.13 The Directors may delegate any of their powers to Committees consisting of such Director or Directors as they think fit and may revoke that delegation.

14.14 A Committee in the exercise of the powers so delegated is to conform to any regulations imposed by the Directors.

14.15 Subject to article 14.13, the meetings and proceedings of a Committee consisting of two or more Directors are governed by the provisions of this Constitution as to the meetings and proceedings of the Directors so far as they are applicable.

     Delegation of powers

14.16 The Directors may from time to time and at any time delegate to any person or persons any of the powers, authorities and discretions for the time being vested in the Directors and the Directors may at any time annul or vary any delegation.

_______________________________________________________________________________
14.17 A resolution in writing signed or approved by letter or facsimile transmission by all the Directors present in Australia or all the members of a Committee present in Australia; in either case being at least a quorum, is as valid and effectual as if it had been passed at a meeting of the Directors or of that Committee duly called and constituted at the time the resolution was last signed and may consist of several documents in like form each signed or approved by one or more of the Directors or members of that Committee.

     Use of Technology

14.18 A Directors' meeting or a meeting of a committee may be called or held using any technology consented to by each Director. The consent may be a standing one. A Director may only withdraw consent within a reasonable time before the meeting.

     Validity of acts of Directors

14.19 All acts of the Directors, a Committee or a person acting as a Director or Committee or member of a Committee are valid notwithstanding that it is afterwards discovered that there was some defect in the appointment, election or qualification of them or any of them or that they or any of them were disqualified or had vacated office.

15   MANAGING AND EXECUTIVE DIRECTORS

     Appointment and removal

15.1 The Directors may with the prior approval of the Parent Company appoint one or more of their number to the office of Managing Director or Executive Director either for a fixed term or without limitation as to period of appointment but not for life, and may with like approval remove a person so appointed and appoint another instead.

15.2 A Managing Director or Executive Director, subject to the provisions of any contract with the Company and/or the Parent Company, is subject to the same provisions as to resignation and removal as the other Directors and automatically ceases to be a Managing Director or Executive Director on ceasing to be a Director.

     Remuneration

15.3 The Directors may with the prior approval of the Parent Company determine the remuneration of a Managing Director or Executive Director.

     Powers

15.4 The Directors may with the prior approval of the Parent Company confer on a Managing Director or Executive Director such of the powers conferred on the Directors by this Constitution, for such time, to be exercised for such purposes, on such terms and with such restrictions as they think fit and all or any of those powers may be conferred collaterally with but not to the exclusion of the powers of the Directors and may with the like approval be revoked or varied by the Directors.

16   ALTERNATE DIRECTORS

16.1 Subject to the Corporations Act, a Director ("appointor") may by writing under the appointor's hand or by telegram, facsimile or other form of visible communication,

_______________________________________________________________________________
     appoint a person approved by the Parent Company to act as an Alternate Director in the appointor's place whether for a stated period or periods or until the happening of a specified event or from time to time.

16.2 An Alternate Director:

     (a) may be removed or suspended from office by the Parent Company by notice in writing under Article 1.6 or by writing under the appointor's hand or by telegram, facsimile or other form of visible communication;

     (b) subject to this Constitution is entitled to receive notice of meetings of the Directors and to attend and vote if the appointor is not present and, if also a Director in the Alternate Director's own right or Alternate Director for another Director as well, to have a separate vote on behalf of the appointor in addition to the Alternate Director's own or that other Director's vote;

     (c) may exercise all the powers and, subject to the Act, perform all the duties of the appointor (other than the power to appoint an Alternate Director and any additional powers and duties specifically vested in or delegated to a Managing Director or Executive Director in his capacity as such) in so far as the appointor has not exercised or performed them;

     (d) automatically ceases to be an Alternate Director if the appointor ceases to be a Director;

     (e) whilst acting as a Director is responsible to the Company for the Alternate Director's own acts and defaults and the appointor is not responsible for them;

     (f) may not receive any remuneration from the Company as a Director except for any special services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director; and

     (g) may not be taken into account separately from the appointor in determining the number of Directors.

17   POWERS OF ATTORNEY

17.1 The Directors may by revocable or irrevocable power of attorney appoint a person to be the attorney of the Company for such purposes and with such powers (not exceeding those conferred on the Directors by this Constitution) and for such period and subject to such conditions as the Directors think fit.

17.2 Any such appointment may be made in favour of a body corporate or of the members, Directors, nominees or managers of a body corporate or firm or in favour of a fluctuating body of persons whether nominated directly or indirectly by the Directors and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with the attorney as the Directors think fit.

17.3 Any such attorney may be authorised to sub-delegate all or any of the powers vested in that person.

_______________________________________________________________________________
18   SECRETARY

     A Secretary holds office on such terms and conditions, as to remuneration and otherwise, as the Directors determine.

19   AUTHENTICATION OF DOCUMENTS

     Common seal

19.1 The Company may have a common seal.

19.2 If the Company has a common seal, the Directors must provide for its safe custody.

     Use of common seal

19.3 The common seal may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the common seal, and every document to which the common seal is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

20   DIVIDENDS AND RESERVES

     Payment of dividend

20.1 Subject to the Corporations Act, this Constitution and the rights of persons (if any) entitled to shares with special rights to dividend, the Directors may, with the prior consent of the Parent Company, determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled thereto of that dividend.

     No interest on dividends

20.2 Interest is not payable by the Company on a dividend.

     Reserves and profits carried forward

20.3 The Directors may with the prior consent of the Parent Company, before paying any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

20.4 Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

20.5 The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

_______________________________________________________________________________
     Distribution of specific assets

20.6 The Directors, when paying or declaring a dividend, may with the prior consent of the Parent Company direct payment of the dividend wholly or partly by distribution of specific assets, including fully paid shares in, or debentures of, the Company or any other corporation.

21   CAPITALISATION

     Capitalisation of reserves and profits

21.1 With the prior consent of the Parent Company, the Directors:

     (a) may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

     (b) may, but need not, resolve to apply the sum in any of the ways mentioned in Article 21.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

21.2 The ways in which a sum may be applied for the benefit of Members under
     Article 21.1 are:

     (a)  in paying up any amounts unpaid on shares held by Members;

     (b) in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

     (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

21.3 The Directors may do all things necessary to give effect to the resolution.

22   INSPECTION OF BOOKS

     Any person authorised by the Parent Company may at any time inspect the books and documents of the Company or any of them.

23   MINUTES

     The Directors shall cause minutes to be made in books kept for the purpose:

(a)  of all appointments of officers made by the Directors; and

(b) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting.

24   SERVICE OF NOTICES

24.1 The Company may give a document to a Member:

_______________________________________________________________________________
     (a)  personally;

     (b) by sending it by post to the address for the Member in the Register or an alternative address nominated by the Member; or

     (c) by sending it to a fax number or electronic address nominated by the Member.

24.2 If a document is sent by post, delivery of the document is deemed to be effected by properly addressing, prepaying and posting a letter containing the document, and the document is deemed to have been delivered on the day after the date of its posting.

24.3 If a document is sent by facsimile or electronic transmission, delivery of the document is to be deemed:

     (a) to be effected by properly addressing and transmitting the facsimile or electronic transmission, and

     (b)  to have been delivered on the day following its despatch.

25   WINDING UP

     Distribution of assets

25.1 If the Company is wound up and the assets available for distribution among the Members as such are insufficient to repay the whole of the Paid up capital, the assets must be distributed so that as nearly as may be the losses are borne by the Members in proportion to the capital Paid up or which ought to have been Paid up at the commencement of the winding up on the Shares held by them respectively.

25.2 If in a winding up the assets available for distribution among the Members as such are more than sufficient to repay the whole of the capital Paid up at the commencement of the winding up, the excess must be distributed among the Members in proportion to the capital Paid up or which ought to have been Paid up at the commencement of the winding up on the Shares held by them respectively.

25.3 Articles 26.1 and 26.2 do not add to or detract from the rights of the holders of preference Shares or other Shares issued on special terms.

25.4 When the Company is wound up the liquidator may with the approval of a special resolution:

     (a) distribute the whole or any part of the Company's assets (whether consisting of property of the same sort or not) in kind among some or all of the Members and for that purpose set such value as the liquidator considers fair on the property so distributed and determine how the distribution is to be carried out as between different Members or different classes of Members; and

     (b) vest the whole or any part of the Company's assets (whether consisting of property of the same sort or not) in trustees on such trusts for the benefit of some or all of the Members or some or all of any class of Members as are sanctioned by the special resolution,

_______________________________________________________________________________
     but a Member may not be compelled to accept any shares in a body corporate or other securities in respect of which there is a liability.

26   INDEMNITY

     Indemnity of directors and secretaries

26.1 Every person who is or has been:

     (a)  a director of the Company; or

     (b)  a secretary of the Company;

     is entitled to be indemnified out of the property of the Company against:

     (c) every liability incurred by the person in that capacity (except a liability for legal costs); and

     (d) all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity, unless:

     (e) the Company is forbidden by statute to indemnify the person against the liability or legal costs; or

     (f) an indemnity by the Company of the person against the liability or legal costs would, if given, be made void by statute.

     Insurance

26.2 The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who has or has had a capacity mentioned in paragraph (a) or, (b), (c) or (d) of article 26.1 against liability incurred by the person in that capacity, including a liability for legal costs, unless

     (a) the Company is forbidden by statute to pay or agree to pay the premium; or

     (b) the contract would, if the Company paid the premium, be made void by statute.

     Deeds of indemnity, insurance and access to records

26.3 Without limiting an officer's rights under this Article 26, the Company may enter into a deed with a Director to give effect to the rights of the Director conferred by this Article 26 and to give a Director access to certain papers, including those documents provided from or on behalf of the Company to the Director during his appointment and those documents which were referred to in such documents or were made available to the Director for the purpose of carrying out his or her duties or functions as a Director.

_______________________________________________________________________________
     The undersigned, being an authorised representative of the company, National Americas Investment Inc., which consents to become a Member of the Company, agrees to the terms of the foregoing constitution.






     Name and address                           Signature

                                   CONTENTS
-------------------------------------------------------------------------------

1    PRELIMINARY .............................................................1

2    SHARES ..................................................................4

3    TRANSFER OF SHARES.......................................................5

4    AMENDMENT OF CONSTITUTION................................................5

5    BORROWING POWERS.........................................................5

6    GENERAL MEETINGS ........................................................6

7    PROCEEDINGS AT GENERAL MEETINGS..........................................6

8    VOTES OF MEMBERS.........................................................8

9    DIRECTORS................................................................9

10   REMUNERATION AND EXPENSES................................................9

11   RETIREMENT BENEFIT......................................................10

12   VACATION OF OFFICE AND CONFLICT OF INTEREST ............................10

13   POWERS OF DIRECTORS.....................................................12

14   PROCEEDINGS OF DIRECTORS ...............................................13

15   MANAGING AND EXECUTIVE DIRECTORS........................................15

16   ALTERNATE DIRECTORS ....................................................15

17   POWERS OF ATTORNEY......................................................16

18   SECRETARY...............................................................17

19   AUTHENTICATION OF DOCUMENTS ............................................17

20   DIVIDENDS AND RESERVES..................................................17

21   CAPITALISATION..........................................................18

22   INSPECTION OF BOOKS.....................................................18

23   MINUTES.................................................................18

24   SERVICE OF NOTICES......................................................18

25   WINDING UP..............................................................19

26   INDEMNITY...............................................................20

_______________________________________________________________________________





                               Corporations Act



                         A Company Limited by Shares



                                 CONSTITUTION
                                      of



                     NATIONAL GLOBAL MBS MANAGER PTY LTD
                              (ACN 102 668 226)


















_______________________________________________________________________________